Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Bakkt Holdings, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gavin Michael, the Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 10, 2023	By:	/s/ Gavin Michael
Gavin Michael
Chief Executive Officer (Principal Executive Officer)